Exhibit 99.2

Introduction

The unaudited pro forma consolidated statements of operations and balance sheet (pro forma financial statements) combine the historical consolidated financial statements of NextEra Energy Partners, LP (NEP) and the financial statements of NET Holdings Management, LLC (NET Midstream) and its subsidiaries to illustrate the potential effect of the October 1, 2015 acquisition by a subsidiary of NEP of 100% of the membership interests in NET Midstream (NET Midstream acquisition). The pro forma financial statements are based on, and should be read in conjunction with, the consolidated financial statements of NEP included in NEP's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (SEC) on February 20, 2015, as amended, and retrospectively adjusted to reflect the acquisitions of entities under common control described in Note 1 to the consolidated financial statements of NEP and its subsidiaries in Exhibit 99 to NEP's Current Report on Form 8-K filed with the SEC on September 21, 2015. The pro forma financial statements are also based on, and should be read in conjunction with, the condensed consolidated financial statements of NEP included in NEP's Quarterly Report on Form 10-Q for the six months ended June 30, 2015 filed with the SEC on August 3, 2015, as well as the consolidated financial statements of NET Holdings Management, LLC and its subsidiaries previously filed as Exhibit 99 to NEP's Current Report on Form 8-K filed on September 10, 2015 and the condensed consolidated financial statements of NET Holdings Management, LLC and its subsidiaries included in Exhibit 99.1 to this Form 8-K/A.

The historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the NET Midstream acquisition and the associated financing activities, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the consolidated results. The pro forma financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of NEP. The pro forma consolidated statements of income for the years ended December 31, 2014 and for the six months ended June 30, 2015 give effect to the NET Midstream acquisition and the debt and equity financing transactions related to such acquisition as if they had occurred on January 1, 2014. The unaudited pro forma consolidated balance sheet as of June 30, 2015 gives effect to the NET Midstream acquisition and the debt and equity financing transactions related to such acquisition as if they had occurred on June 30, 2015.

The pro forma financial statements have been prepared using the acquisition method of accounting. The purchase price for the NET Midstream acquisition is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The initial accounting for the NET Midstream acquisition is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing pro forma financial statements presented herewith. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and NEP's future results of operations and financial position.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company's results of operations and financial position would have been had the NET Midstream acquisition been completed on the dates indicated. NEP incurred approximately $12 million in costs associated with the NET Midstream acquisition subsequent to June 30, 2015 and such costs are not included in the pro forma financial statements.

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (millions, except per unit amounts)

Six months ended June 30, 2015
	NEP Historical	NET Midstream Historical	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES	$194	$252	$(200)	(a)(b)	$246
OPERATING EXPENSES
Operations and maintenance	43	12	(5)	(a)(c)(d)	50
Purchases of natural gas	—	195	(195)	(a)	—
Transportation and other fees	—	4	(4)	(b)	—
Depreciation and amortization	60	13	4	(e)	77
Transmission	1	—	—		1
Taxes other than income taxes and other	7	—	3	(c)	10
Total operating expenses	111	224	(197)		138
OPERATING INCOME	83	28	(3)		108
OTHER INCOME (DEDUCTIONS)
Interest expense	(51)	(11)	(9)	(f)(g)	(71)
Benefits associated with differential membership interests—net	7	—	—		7
Equity in earnings of equity method investees	(1)	—	—		(1)
Other—net	—	—	—		—
Total other deductions—net	(45)	(11)	(9)		(65)
INCOME BEFORE INCOME TAXES	38	17	(12)		43
INCOME TAXES	8	—	—		8
NET INCOME	30	17	(12)		35
Less net income attributable to noncontrolling interest	26	1	(1)	(i)	26
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$4	$16	$(11)		$9

Weighted average number of common units outstanding - basic and assuming dilution	19.4			(j)	27.8
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.24				$0.32

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (millions, except per unit amounts)

Year ended December 31, 2014
	NEP Historical	NET Midstream Historical	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES	$348	$1,030	$(983)	(a)(b)	$395
OPERATING EXPENSES
Operations and maintenance	74	17	(3)	(a)(c)	88
Purchases of natural gas	—	951	(951)	(a)	—
Transportation and other fees	—	20	(20)	(b)	—
Depreciation and amortization	95	13	21	(e)	129
Transmission	2	—	—		2
Impairment	—	9	(9)	(a)	—
Taxes other than income taxes and other	5	—	2	(c)	7
Total operating expenses	176	1,010	(960)		226
OPERATING INCOME	172	20	(23)		169
OTHER INCOME (DEDUCTIONS)
Interest expense	(100)	(50)	(22)	(f)	(172)
Benefits associated with differential membership interests—net	—	—	—		—
Equity in earnings of equity method investees	(1)	—	—		(1)
Total other deductions—net	(101)	(50)	(22)		(173)
INCOME BEFORE INCOME TAXES	71	(30)	(45)		(4)
INCOME TAXES	18	—	(5)	(h)	13
NET INCOME	53	(30)	(40)		(17)
Less net income prior to Initial Public Offering for NEP's initial portfolio	28	—	—		28
Less net income attributable to noncontrolling interest	22	(4)	(2)	(i)	16
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP SUBSEQUENT TO INITIAL PUBLIC OFFERING	$3	$(26)	$(38)		$(61)

Weighted average number of common units outstanding - basic and assuming dilution	18.7			(j)	27.1
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.16				$(2.25)

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (millions)

As of June 30, 2015
	NEP Historical	NET Midstream Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$100	$4	$262	(j)	$366
Accounts receivable	51	35	(22)	(a)	64
Due from related parties	38	—	—		38
Restricted cash ($13 related to VIEs)	23	—	—		23
Prepaid expenses	2	2	—		4
Other current assets	11	4	(4)	(a)	11
Total current assets	225	45	236		506
Non-current assets:
Property, plant and equipment—net ($713 related to VIEs)	3,199	817	(12)	(k)	4,004
Construction work in progress	1	—	—		1
Deferred income taxes	154	—	(2)	(h)	152
Other investments	45	—	—		45
Intangible assets - customer relationships	—	—	710	(k)	710
Goodwill	—	42	546	(a)(k)	588
Other non-current assets	95	20	—		115
Total non-current assets	3,494	879	1,242		5,615
TOTAL ASSETS	$3,719	$924	$1,478		$6,121
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$18	$46	$(22)	(a)	$42
Short-term debt	325	—	(313)	(j)	12
Due to related parties	24	—	—		24
Current maturities of long-term debt	89	1	—		90
Accrued interest	25	—	—		25
Other current liabilities	20	10	(2)	(a)	28
Total current liabilities	501	57	(337)		221
Non-current liabilities:
Long-term debt	1,869	607	694	(f)(k)	3,170
Deferral related to differential membership interests—VIEs	418	—	—		418
Acquisition holdbacks	—	—	372	(k)	372
Accumulated deferred income taxes	59	—	—		59
Asset retirement obligation	29	—	—		29
Non-current due to related party	16	—	—		16
Other non-current liabilities	23	39	(10)	(k)	52
Total non-current liabilities	2,414	646	1,056		4,116
TOTAL LIABILITIES	2,915	703	719		4,337
COMMITMENTS AND CONTINGENCIES
EQUITY
Limited partners (common units issued and outstanding - 21.3)	688	—	211	(j)(h)	899
Members' equity	—	227	(227)	(l)	—
Accumulated other comprehensive loss	(3)	—	—		(3)
Noncontrolling interest	119	(6)	775	(j)(k)	888
TOTAL EQUITY	804	221	759		1,784
TOTAL LIABILITIES AND EQUITY	$3,719	$924	$1,478		$6,121

Notes to Pro Forma Financial Statements

Note 1. Preliminary Purchase Price Allocation

The pro forma adjustments include the preliminary allocation of the purchase price to the fair values of assets acquired and liabilities assumed. The final allocation of the purchase price could differ materially from the preliminary allocation used for the pro forma financial statements primarily because natural gas prices, interest rates and other valuation variables will fluctuate over time and be different at the time of completion of the NET Midstream acquisition compared to the amounts assumed for the pro forma adjustments. The following is a summary of the fair value of net assets acquired and liabilities assumed:

Preliminary Purchase Price Allocation
(millions)
Cash	$4
Accounts receivable and prepaid expenses	15
Property, plant and equipment - net	805
Intangible assets - customer relationships	710
Goodwill	588
Other non-current assets	20
Total assets acquired	2,142

Accounts payable, accrued expenses and other current liabilities	32
Long-term debt, including current portion	702
Acquisition holdbacks	372
Other non-current liabilities	29
Total liabilities assumed	1,135
Noncontrolling interests	67
Total cash consideration	$940

Note 2. Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments. A general description of these transactions and adjustments is provided as follows:

(a)	Reflects the removal of the historical results and financial position of NET Midstream's commodities trading and other operations which were not acquired by NEP.

(b)	Reflects the reclassification of NET Midstream transportation and other fees to conform to NEP's financial reporting policies.

(c)
Reflects the reclassification of NET Midstream expenses to conform to NEP's financial reporting policies in the amounts of approximately $3 million for the six months ended June 30, 2015 and $2 million for the year ended December 31, 2014.

(d)
Reflects the removal of approximately $1 million of employee bonus at NET Midstream that was accelerated and paid out in the six months ended June 30, 2015 in anticipation of the closing of the NET Midstream acquisition.

(e)
Reflects the estimated depreciation and amortization expense based on the preliminary fair value of property, plant and equipment-net and intangible assets - customer relationships over useful lives ranging from 25 - 50 years and 38 - 40 years, respectively.

(f)
Reflects the $600 million NEP borrowed under several senior secured term loan agreements to fund the NET Midstream acquisition and the related fees and interest of approximately $11 million for the six months ended June 30, 2015 and $22 million for the year ended December 31, 2014.

(g)	Reflects the removal of interest expense related to the $313 million short-term loan repaid as discussed in (j).

(h)
Reflects the removal of a $2 million deferred tax asset related to the change in state apportionment due to the NET Midstream acquisition and related basis difference in NEP’s investment and the reduction of tax expense of $5 million for the year ended December 31, 2014 related to NET Midstream historical financial statements and pro forma adjustments.

(i)	Reflects adjustments to net income attributable to noncontrolling interest based on the allocation of the pro forma adjustments.

(j)
Reflects financing transactions NEP completed in the third quarter of 2015 that resulted in an increase in cash on hand used to fund the NET Midstream acquisition. NEP sold 8,375,907 common units representing limited partner interests in NEP in a public offering increasing limited partners' equity by approximately $213 million and sold 27,000,000 of NEP OpCo common units to NEE increasing noncontrolling interest by $702 million. A portion of the net proceeds of the equity transactions was used to repay a $313 million short-term loan. The remaining proceeds of $602 million resulted in cash on hand to fund $340 million of the cash consideration for the NET Midstream acquisition, with approximately $262 million remaining in cash and cash equivalents.

(k)	Reflects adjustments to record the preliminary purchase price allocation. See Note 1.

(l)	Reflects the removal of NET Midstream's historical members' equity.